EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption ‘‘Experts’’ and to the use of our report dated November 18, 2005, in the Registration Statement (Form S-1) and related Prospectus of BioMimetic Therapeutics, Inc. dated February 10, 2006.

/s/ Ernst & Young LLP

Nashville, Tennessee
February 7, 2006